                                                                      EXHIBIT 11

                   RHONE-POULENC RORER INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
       (Unaudited-dollars and shares in millions except per share data)



                                          Three Months Ended
                                               June 30,
                                        -------------------
                                                   Restated
                                           1995      1994
                                        --------   --------
NET INCOME (LOSS) PER COMMON SHARE AS
 REPORTED:

Net income (loss) before preferred
 dividend...............................  $ 91.4     $  0.7
Less: Dividend on preferred stock.......    (5.7)      (4.7)
                                          ------     ------
Net income (loss) available to common
 shareholders...........................  $ 85.7       (4.0)
                                          ======
Pro forma adjustments for interest and
 preferred dividends, net of tax effects               (2.3)
                                                      ------
Net income (loss) available to common
 shareholders, pro forma................             $ (6.3)
                                                     ======
Average shares outstanding..............   134.2      135.6
                                          ======     ======
Net income (loss) available to common
 shareholders per share.................   $ 0.64
                                           ======
Net income (loss) available to common
 shareholders per share, pro forma......             $ (0.5)
                                                     ======

NET INCOME (LOSS) PER COMMON SHARE
 ASSUMING FULL DILUTION:

Net income (loss) before preferred
 dividend...............................  $ 91.4     $  0.7

Less: Dividend on preferred stock.......    (5.7)      (4.7)
                                          ------     ------

Net income (loss) available to common
 shareholders...........................  $ 85.7       (4.0)
                                          ======
Pro forma adjustments for interest and
 preferred dividends, net of tax effects               (2.3)
                                                     ------
Net income (loss) available to common
 shareholders, pro forma................             $ (6.3)
                                                     ======
Average shares outstanding..............   134.2      135.6
Shares contingently issuable for stock
 plan...................................     0.5        0.3
                                          ------     ------
Average shares outstanding, assuming
 full dilution..........................   134.7      135.9
                                          ======     ======

Net income (loss) available to common
 shareholders per share,
 assuming full dilution.................   $ 0.64
                                           ======
Net income (loss) available to common
 shareholders per share,
 pro forma, assuming full dilution......              $(0.05)
                                                      ======

  This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                   RHONE-POULENC RORER INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
       (Unaudited-dollars and shares in millions except per share data)



                                           Six Months Ended
                                               June 30,
                                          ------------------
                                                    Restated
                                            1995      1994
                                           ------   --------
NET INCOME PER COMMON SHARE AS REPORTED:

Net income before preferred dividend.....  $186.6     $ 79.4

Less: Dividend on preferred stock........   (11.4)      (8.9)
                                           -------    -------
Net income available to common
 shareholders............................   175.2       70.5

Pro forma adjustments for interest and
 preferred dividends,
   net of tax effects....................    (1.6)      (4.2)
                                           -------    -------
Net income available to common
 shareholders, pro forma.................  $173.6     $ 66.3
                                           =======    =======

Average shares outstanding...............   134.1      136.1
                                           =======    =======
Net income available to common
 shareholders per share, pro forma.......  $  1.29    $  0.49
                                           =======    =======


NET INCOME PER COMMON SHARE ASSUMING
 FULL DILUTION:

Net income before preferred dividend.....  $186.6     $ 79.4

Less: Dividend on preferred stock........   (11.4)      (8.9)
                                           -------    -------
Net income available to common
 shareholders............................   175.2       70.5

Pro forma adjustments for interest and
 preferred dividends,
   net of tax effects....................    (1.6)      (4.2)
                                           -------    -------
Net income available to common
 shareholders, pro forma.................  $173.6     $ 66.3
                                           =======    =======

Average shares outstanding...............   134.1      136.1
Shares contingently issuable for
stock plan...............................     0.6        0.3
                                           -------    -------

Average shares outstanding, assuming
 full dilution...........................   134.7      136.4
                                           =======    =======
Net income available to common
 shareholders per share,
 pro forma, assuming full dilution.......  $  1.29    $  0.49
                                           =======    =======

  This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.


                                      29